Exhibit 99.1

Minerva Surgical to Present at the 11th Annual SVB Leerink Global Healthcare Conference

Santa Clara, Calif. – January 31, 2022 (GLOBE NEWSWIRE) – Minerva Surgical, Inc. (Nasdaq: UTRS), a woman’s health company focused on the treatment of Abnormal Uterine Bleeding (AUB), announced today that its management will present at the 11th Annual SVB Leerink Global Healthcare Conference on Wednesday, February 16, 2022 at 3:40 p.m. Eastern Time.

A live audio webcast and replay of the presentation may be accessed through the “Recent Events” section of Minerva’s website at http://ir.minervasurgical.com.

ABOUT MINERVA SURGICAL – THE UTERINE HEALTH COMPANY

Minerva Surgical is a commercial-stage medical technology company focused on developing, manufacturing, and commercializing minimally invasive solutions to meet the distinct uterine healthcare needs of women. The company has established a broad product line of commercially available, minimally invasive alternatives to hysterectomy, which are designed to address the most common causes of Abnormal Uterine Bleeding (AUB) in most uterine anatomies. The Minerva Surgical solutions can be used in a variety of medical treatment settings and aim to address the drawbacks associated with alternative treatment methods and to preserve the uterus by avoiding unnecessary hysterectomies.

MEDIA CONTACT

Mike Clapper
mike.clapper@minervasurgical.com
804-295-7676

INVESTOR RELATIONS CONTACT

Caroline Corner

investors@minervasurgical.com

415-202-5678

RELATED LINKS

https://www.aubandme.com

https://www.minervasurgical.com